Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form F-3 No. 333-257639) of BeyondSpring Inc.,

(2)    Registration Statement (Form S-8 No. 333-216639) pertaining to the 2017 Omnibus Incentive Plan of BeyondSpring Inc., and

(3)    Registration Statement (Form S-8 No. 333-240082) pertaining to the 2017 Omnibus Incentive Plan of BeyondSpring Inc. which was amended on July 24, 2020;

of our report dated April 14, 2022, with respect to the consolidated financial statements of BeyondSpring Inc., included in this Annual Report (Form 20-F) for the year ended December 31, 2021.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China
April 14, 2022